EXHIBIT 3.2

BYLAWS

OF

TIBERON RESOURCES LTD.

ARTICLE I

OFFICES

         1.1  REGISTERED  OFFICE.  The  registered  office  of  the Corporation required by the General Corporation Law of Nevada, Nevada Revised Statutes, 1957 ("NRS"),  Chapter  78,  to be  maintained  in  Nevada  may be,  but need not be, identical  with the  principal  office  if in  Nevada,  and the  address  of the registered office may be changed from time to time by the Board of Directors.

         1.2 PRINCIPAL  OFFICE.  The  Corporation  may have such other office or offices  either  within or outside of the State of Nevada as the business of the Corporation  may  require  from  time to time if so  designated  by the Board of Directors.

ARTICLE II

STOCKHOLDERS

         2.1  ANNUAL  MEETING.  Unless  otherwise  designated  by the  Board  of Directors,  the  annual  meeting  shall  be held on the date and at the time and place fixed by the Board of Directors;  provided, however, that the first annual meeting shall be held on a date that is within 18 months after the date on which the Corporation first has stockholders, and each successive annual meeting shall be held on a date that is within 18 months after the preceding annual meeting.

         2.2  SPECIAL   MEETINGS.   Special  meetings  of  stockholders  of  the Corporation,  for any purpose,  may be called by the Chairman of the Board,  the president, any vice president, any two members of the Board of Directors, or the holders of at least 10% of all of the shares  entitled to vote at such  meeting. Any holder or holders of not less than 10% of all the outstanding  shares of the Corporation who desire to call a special  meeting  pursuant to this Section 2 of Article II shall notify the president that a special meeting of the stockholders shall be called.  Within 30 days after notice to the  president,  the  president shall set the date, time, and location of a stockholders'  meeting. The date set by the president shall be not less than 30 nor more than 120 days after the date of notice to the president.  If the president  fails to set the date,  time, and location of special meeting within the 30-day time period described above, the stockholder or stockholders  calling the meeting shall set the date, time, and location of the special meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         2.3 PLACE OF MEETING.  The Board of Directors  may designate any place, either  within or  outside  the  State of  Nevada,  as the place for any  annual meeting or special  meeting called by the Board of Directors.  If no designation is made, or if a meeting shall be called  otherwise than by the Board, the place of meeting shall be the Company's  principal offices,  whether within or outside the State of Nevada.

         2.4 NOTICE OF MEETING. Written notice signed by an officer  designated by the Board of Directors,  stating the place,  day, and hour of the meeting and the purpose for which the meeting is called,  shall be delivered  personally  or mailed postage  prepaid to each  stockholder  of record  entitled to vote at the meeting  not less than 10 nor more than 60 days before the  meeting.  If mailed, such notice  shall be directed to the  stockholder  at his address as it appears upon the  records of the  Corporation,  and notice  shall be deemed to have been given upon the  mailing  of any such  notice,  and the time of the notice  shall begin to run from the date upon  which the notice is  deposited  in the mail for transmission  to the  stockholder.  Personal  delivery of any such notice to any officer of a  corporation  or  association,  or to any member of a  partnership, constitutes   delivery  of  the  notice  to  the  corporation,   association  or partnership. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

         2.5 ADJOURNMENT.  When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the  adjourned  meeting,  any business may be  transacted  which might have been transacted at the original meeting.

         2.6  ORGANIZATION.  The  president  or any vice  president  shall  call meetings of stockholders  to order and act as chairman of such meetings.  In the absence of said officers,  any stockholder  entitled to vote at that meeting, or any proxy of any such stockholder,  may call the meeting to order and a chairman shall be elected  by a majority  of the  stockholders  entitled  to vote at that meeting.  In the absence of the  secretary  or any  assistant  secretary  of the Corporation, any person appointed by the chairman shall act as secretary of such meeting. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting.  Inspectors so appointed will open and close the polls,  will receive and take charge of proxies and  ballots,  and will  decide all  questions  as to the  qualifications  of voters,  validity  of proxies and ballots, and the number of votes properly cast.

         2.7 CLOSING OF TRANSFER  BOOKS OR FIXING OF RECORD DATE.  The directors may  prescribe  a  period  not  exceeding  60 days  before  any  meeting  of the stockholders  during which no transfer of stock on the books of the  Corporation may be made,  or may fix a day not more than 60 days  before the  holding of any such  meeting as the day as of which  stockholders  entitled to notice of and to vote at such meetings must be determined.  Only  stockholders  of record on that day are entitled to notice or to vote at such meeting.

         2.8 QUORUM. Unless otherwise provided by the Articles of Incorporation, one-third  of the  outstanding  shares  of the  Corporation  entitled  to  vote, represented  in person or by proxy,  shall  constitute  a quorum at a meeting of stockholders.  If fewer than one-third of the outstanding shares are represented at a meeting,  a majority of the shares so  represented  may adjourn the meeting without  further  notice  for a  period  not  to  exceed  60  days  at  any  one adjournment.  At such  adjourned  meeting at which a quorum  shall be present or represented,  any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

         If a quorum is  present,  the  affirmative  vote of a  majority  of the shares  represented  at the meeting and  entitled to vote on the subject  matter shall be the act of the  stockholders,  unless  the vote of a greater  number or voting by classes is required by law or the Articles of Incorporation.

         2.9 PROXIES. At all meetings of stockholders, a stockholder may vote by proxy, as prescribed by law. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 6 months from the date of its  creation,  unless it is coupled with an interest, or unless the stockholder  specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.

         2.10 VOTING OF SHARES.  Each  outstanding  share,  regardless of class, shall be entitled to one vote, and each fractional  share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders,   except  as  may  be  otherwise   provided  in  the  Articles  of Incorporation  or in the  resolution  providing  for the  issuance  of the stock adopted by the Board of Directors  pursuant to authority  expressly vested in it by  the  provisions  of the  Articles  of  Incorporation.  If  the  Articles  of Incorporation or any such resolution  provide for more or less than one vote per share for any class or series of shares on any matter,  every  reference  in the Articles  of  Incorporation,  these  Bylaws and the General  Corporation  Law of Nevada to a majority or other  proportion or number of shares shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those  classes or series of shares,  as may be  required  by the  Articles of
Incorporation,  or in the  resolution  providing  for the  issuance of the stock adopted by the Board of Directors  pursuant to authority  expressly vested in it by the Articles of Incorporation, or the General Corporation Law of Nevada. Cumulative voting shall not be allowed.  Unless the General  Corporation Law of Nevada, the Articles of Incorporation, or these Bylaws provide for different proportions, an act of  stockholders  who hold at least a majority  of the voting  power and are present  at a  meeting  at  which  a  quorum  is  present  is  the  act  of  the stockholders.

         2.11 ACTION TAKEN WITHOUT A MEETING.  Unless otherwise  provided in the Articles of Incorporation  or these Bylaws,  any action required or permitted to be taken at a meeting of the  stockholders  may be taken  without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting  power,  except that if a  different  proportion  of voting  power is required  for such an  action at a  meeting,  then that  proportion  of  written consents is  required.  In no instance  where  action is  authorized  by written consent need a meeting of  stockholders  be called or notice given.  The written consent must be filed with the minutes of the proceedings of the stockholders.

         2.12 MEETINGS BY TELEPHONE.  Unless other restricted by the Articles of Incorporation  or these Bylaws,  stockholders  may  participate  in a meeting of stockholders   by  means  of  a  telephone   conference  or  similar  method  of communication  by which all persons  participating  in the meeting can hear each other.  Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

ARTICLE III

DIRECTORS

         3.1  BOARD  OF  DIRECTORS;   NUMBER;   QUALIFICATIONS;   ELECTION.  The Corporation  shall be  managed  by a Board  of  Directors,  all of whom  must be natural persons at least 18 years of age. Directors need not be residents of the State of Nevada or stockholders of the  Corporation.  The number of directors of the Corporation shall be not less than one nor more than twelve. Subject to such limitations, the number of directors may be increased or decreased by resolution of the Board of Directors,  but no decrease  shall have the effect of shortening the term of any incumbent director.  Subject to the provisions of Article III of the  Corporation's  Articles of  Incorporation,  each director shall hold office until the next annual  meeting of  shareholders  or until his successor has been elected and qualified.

         3.2 POWERS OF THE BOARD OF DIRECTORS:  GENERALLY.  Subject only to such limitations as may be provided by the General  Corporation  Law of Nevada or the Articles of  Incorporation,  the Board of Directors shall have full control over the affairs of the Corporation.

         3.3  COMMITTEES OF THE BOARD OF DIRECTORS.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board,  designate one or more  committees,  each  committee  to consist of one or more directors, which,  to the extent  provided in the  resolution  or  resolutions  or in these Bylaws,  shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the  Corporation  to be affixed to all papers on which the Corporation  desires to place on a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution  adopted by the Board of Directors.  Unless the Articles of Incorporation or these Bylaws provide  otherwise,  the Board of Directors may appoint  natural persons who are not directors to serve on committees.

         3.4 RESIGNATION. Any director of the Corporation may resign at any time by giving  written  notice of his  resignation  to the Board of  Directors, the president,  any  vice  president,  or the  secretary  of the  Corporation.  Such resignation  shall take  effect at the date of receipt of such  notice or at any later time  specified  therein and,  unless  otherwise  specified  therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office.

         3.5  REMOVAL.   Except  as  otherwise   provided  in  the  Articles  of Incorporation, any director may be removed, either with or without cause, at any time by the vote of the  stockholders  representing  not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         3.6 VACANCIES. All vacancies,  including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum,  unless it is  otherwise  provided in the Articles of Incorporation.  A director  elected to fill a vacancy  shall be elected  for the unexpired  term of his  predecessor  in  office.  A  director  elected to fill a vacancy caused by an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and has qualified.

         3.7 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw  immediately  after and at the same place as the annual meeting of stockholders.  The Board of Directors may provide by resolution the time and place,  either within or outside the State of Nevada, for the holding of additional  regular  meetings  without other notice than such resolution.

         3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the  president  or a one-third  of the  directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place,  either within or outside  Nevada,  as the place for holding any special meeting of the Board of Directors called by them.

         3.9 NOTICE.  Notice of any special  meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address.  Any director may waive notice of any meeting. A director's  presence at a meeting shall  constitute a waiver of notice of such meeting if the  director's  oral  consent is entered on the minutes or by taking part in the  deliberations  at  such  meeting  without  objecting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.10  QUORUM.  A  majority  of the  number  of  directors  elected  and qualified  at the  time  of the  meeting  shall  constitute  a  quorum  for the transaction  of business at any such meeting of the Board of  Directors,  but if less than such  majority is present at a meeting,  a majority  of the  directors present may adjourn the meeting from time to time without further notice.

         3.11 MANNER OF ACTING. If a quorum is present,  the affirmative vote of a majority of the directors  present at the meeting and entitled to vote on that particular  matter  shall be the act of the Board,  unless the vote of a greater number is required by law or the Articles of Incorporation.

         3.12  COMPENSATION.  By  resolution  of the  Board  of  Directors,  any director may be paid any one or more of the following:  his expenses, if any, of attendance at meetings;  a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

         3.13 ACTION TAKEN WITHOUT A MEETING.  Unless otherwise  provided in the Articles of Incorporation  or these Bylaws,  any action required or permitted to be taken at a meeting of the Board of  Directors  or a committee  thereof may be taken  without a meeting  if,  before or after  the  action,  a written  consent thereto  is signed by all the  members  of the  Board or of the  committee.  The written  consent must be filed with the minutes of the  proceedings of the Board or committee.

         3.14 MEETINGS BY TELEPHONE.  Unless other restricted by the Articles of Incorporation  or these  Bylaws,  members  of the Board of  Directors  or of any committee  designated by the Board, may participate in a meeting of the Board or committee by means of a telephone  conference or similar method of communication by  which  all  persons  participating  in the  meeting  can  hear  each  other. Participation  in a meeting  pursuant to this  Section  constitutes  presence in person at the meeting.

 ARTICLE IV

OFFICERS AND AGENTS

         4.1  OFFICERS  OF  THE  CORPORATION.   The  Corporation  shall  have  a president,  a secretary,  and a treasurer,  each of whom shall be elected by the Board of  Directors.  The  Board  of  Directors  may  appoint  one or more  vice presidents and such other officers, assistant officers,  committees, and agents, including  a  chairman  of  the  board,  assistant  secretaries,  and  assistant treasurers,  as they may consider necessary,  who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined  by the Board of  Directors.  One person may hold any two or more  offices.  The  officers  of the  Corporation  shall be  natural persons 18 years of age or older.  In all cases where the duties of any officer, agent,  or  employee  are  not  prescribed  by the  Bylaws  or by the  Board  of Directors,  such  officer,  agent,  or  employee  shall  follow  the  orders and instructions  of (a) the  president,  and if a  chairman  of the  board has been elected, then (b) the chairman of the board.

         4.2 ELECTION AND TERM OF OFFICE.  The officers of the Corporation shall be elected by the Board of Directors  annually at the first meeting of the Board held after each annual meeting of the stockholders.  If the election of officers shall  not be  held  at  such  meeting,  such  election  shall  be  held as soon thereafter as may be convenient.  Each officer shall hold office until the first of the following  occurs:  until his successor  shall have been duly elected and shall have qualified;  or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

         4.3  REMOVAL.  Any  officer  or agent  may be  removed  by the Board of Directors or by the executive  committee,  if any,  whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without  prejudice to the contract rights,  if any, of the person so removed. Election  or  appointment  of an  officer  or agent  shall not of itself  create contract rights.

         4.4  VACANCIES.  A vacancy in any  office,  however  occurring,  may be filled by the Board of Directors for the unexpired portion of the term.

         4.5  PRESIDENT.  The  president  shall,  subject to the  direction  and supervision  of the Board of Directors,  be the chief  executive  officer of the Corporation  and shall have  general  and  active  control  of its  affairs  and business and general  supervision of its officers,  agents,  and  employees.  He shall, unless otherwise directed by the Board of Directors,  attend in person or by substitute  appointed by him, or shall execute, on behalf of the Corporation, written instruments  appointing a proxy or proxies to represent the Corporation, at all  meetings  of the  stockholders  of any  other  corporation  in which the Corporation  shall  hold any stock.  He may,  on behalf of the  Corporation,  in person or by  substitute  or by proxy,  execute  written  waivers  of notice and consents with respect to any such meetings.  At all such meetings and otherwise, the  president,  in person or by substitute or proxy as aforesaid,  may vote the stock so held by the  Corporation  and may execute  written  consents  and other instruments  with  respect to such stock and may exercise any and all rights and powers  incident  to  the  ownership  of  said  stock,  subject  however  to the instructions,  if any,  of the Board of  Directors.  The  president  shall  have custody of the  treasurer's  bond,  if any.  If a chairman of the board has been elected,  the  chairman of the board shall have,  subject to the  direction and modification of the Board of Directors,  all the same responsibilities, rights, and obligations as described in these Bylaws for the president.

         4.6 VICE  PRESIDENTS.  The vice  presidents, if any, shall assist the president  and  shall  perform  such  duties as may be  assigned  to them by the president or by the Board of  Directors.  In the absence of the  president, the vice president  designated  by the Board of  Directors  or (if there be no such designation) the vice  president  designated in writing by the president shall have the powers and perform the duties of the president.  If no such designation shall be made,  all vice  presidents  may exercise  such powers and perform such duties.

         4.7 SECRETARY.  The secretary shall perform the following: (a) keep the minutes of the proceedings of the stockholders, executive committee,  and the Board of Directors;(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents  when authorized by the Board of Directors; (d) keep, at the Corporation's registered office or principal place of business within or outside Nevada, a record  containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record  shall be kept at the office of the Corporation's transfer agent or registrar; (e) sign with the president or a vice president, certificates for shares of the Corporation, the issuance of which  shall have been  authorized  by  resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent;  and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         4.8 TREASURER.  The treasurer shall be the principal  financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness,  and other personal property of the Corporation,  and shall  deposit  the same in  accordance  with the  instructions  of the Board of Directors.  He shall receive and give receipts and  acquittances for monies paid in or on account of the Corporation,  and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature upon maturity.  He shall  perform  all other  duties  incident  to the  office of the treasurer  and, upon request of the Board,  shall make such reports to it as may be  required  at any  time.  He  shall,  if  required  by the  Board,  give  the Corporation a bond in such sums and with such sureties as shall be  satisfactory to the Board,  conditioned  upon the faithful  performance of his duties and for the restoration to the Corporation of all books,  papers,  vouchers,  money, and other property of whatever kind in his possession or under his control belonging to the  Corporation.  He shall have such other  powers  and  perform  such other duties as may be from time to time  prescribed  by the Board of Directors or the president.  The  assistant  treasurers,  if any,  shall have the same powers and duties, subject to the supervision of the treasurer.

         The  treasurer  shall also be the principal  accounting  officer of the Corporation.  He shall  prescribe  and  maintain  the  methods  and  systems  of accounting to be followed,  keep complete books and records of account,  prepare and file all local,  state,  and federal tax returns,  prescribe and maintain an adequate system of internal audit,  and prepare and furnish to the president and the Board of Directors  statements of account showing the financial  position of the Corporation and the results of its operations.

         4.9  SALARIES.  Officers of the  Corporation  shall be entitled to such salaries,  emoluments,  compensation,  or  reimbursement  as  shall  be fixed or allowed from time to time by the Board of Directors.

         4.10 BONDS.  If the Board of Directors by resolution  shall so require, any officer or agent of the  Corporation  shall give bond to the  Corporation in such amount and with such surety as the Board of Directors may deem  sufficient, conditioned  upon the faithful  performance  of that officer's or agent's duties and offices.

ARTICLE V

STOCK

         5.1  CERTIFICATES.   The  shares  of  stock  shall  be  represented  by consecutively numbered certificates signed in the name of the Corporation by its president or a vice president and by the treasurer or an assistant  treasurer or by the secretary or an assistant secretary, and shall be sealed with the seal of the  Corporation,  or with a facsimile  thereof.  Whenever  any  certificate  is countersigned or otherwise  authenticated by a transfer agent or transfer clerk, and by a  registrar,  then a  facsimile  of the  signatures  of the  officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be  printed  or  lithographed  upon the  certificate  in lieu of the  actual signatures.  If the  Corporation  uses facsimile  signatures of its officers and agents on its stock  certificates,  it cannot  act as the  registrar  of its own stock,  but its transfer agent and registrar may be identical if the institution acting in those dual  capacities  countersigns  or otherwise  authenticates  any stock  certificates  in both  capacities.  In case any officer who has signed or whose  facsimile  signature  has been  placed upon such  certificate  shall have ceased  to  be  such  officer  before  such  certificate  is  delivered  by  the Corporation,  the certificate or certificates may nevertheless be adopted by the Corporation  and be issued and  delivered  as though  the person or persons  who signed the certificates, or whose facsimile signature has been used thereon, had not ceased to be an officer of the Corporation. If the Corporation is authorized to issue  shares of more than one  class or more than one  series of any  class, each  certificate  shall set forth upon the face or back of the  certificate  or shall state that the Corporation  will furnish to any  stockholder  upon request and  without  charge  a  full  statement  of  the   designations,   preferences, limitations,  and relative  rights of the shares of each class  authorized to be issued and, if the  Corporation  is authorized to issue any preferred or special class in series,  the variations in the relative rights and preferences  between the  shares  of each  such  series,  so far as the  same  have  been  fixed  and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation's organization;  the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents;  the par value of each share represented by such certificate or a statement that the shares are without par value.  Certificates  of stock shall be in such form  consistent with law as shall be prescribed by the Board of Directors.  No  certificate  shall be issued until the shares represented thereby are fully paid.

         5.2 RECORD.  A record shall be kept of the name of each person or other entity  holding  the stock  represented  by each  certificate  for shares of the Corporation  issued,  the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other  entity in whose name  shares of stock stand on the books of the Corporation  shall be deemed the owner  thereof,  and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

         5.3  CONSIDERATION  FOR  SHARES.   Shares  shall  be  issued  for  such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed  from  time to time by the Board of  Directors.  That part of the surplus of the  Corporation  which is  transferred  to stated  capital  upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, promissory notes, other property,  tangible or intangible, or in labor or services actually performed for the Corporation, contracts for services to be performed or other securities of the Corporation.

         5.4 CANCELLATION OF CERTIFICATES.  All certificates  surrendered to the Corporation  for  transfer  shall be canceled and no new  certificates  shall be issued in lieu thereof until the former  certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.

         5.5 LOST  CERTIFICATES.  In case of the alleged loss,  destruction,  or mutilation  of a  certificate  of stock,  the Board of Directors  may direct the issuance of a new  certificate in lieu thereof upon such terms and conditions in conformity  with law as it may  prescribe.  The  Board of  Directors  may in its discretion  require a bond,  in such form and amount and with such  surety as it may determine, before issuing a new certificate.

         5.6  TRANSFER OF SHARES.  Upon  surrender  to the  Corporation  or to a transfer  agent of the  Corporation  of a certificate  of stock duly endorsed or accompanied  by proper  evidence of  succession,  assignment,  or  authority  to transfer, and such documentary stamps as may be required by law, it shall be the duty of the  Corporation  to  issue a new  certificate  to the  person  entitled thereto,  and cancel the old certificate.  Every such transfer of stock shall be entered  on the  stock  book  of the  Corporation  which  shall  be  kept at its principal office or by its registrar duly appointed.

         The Corporation  shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to  recognize  any  equitable or other claim to or interest in such share on the part of any other  person  whether or not it shall have  express or other notice thereof, except as may be required by the laws of Nevada.

         5.7 TRANSFER AGENTS,  REGISTRARS,  AND PAYING AGENTS.  The Board may at its discretion appoint one or more transfer agents,  registrars,  and agents for making payment upon any class of stock,  bond,  debenture,  or other security of the  Corporation.  Such agents and  registrars  may be located  either within or outside Nevada.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         6.1  INDEMNIFICATION;  ADVANCEMENT  OF EXPENSES.  To the fullest extent permitted  by the  laws of the  State  of  Nevada  (currently  set  forth in NRS 78.751), as the same now exists or may hereafter be amended or supplemented, the Corporation  shall  indemnify its directors and officers,  including  payment of expenses as they are  incurred  and in advance of the final  disposition  of any action,  suit,  or  proceeding.  Employees,  agents,  and other  persons  may be similarly indemnified by the Corporation,  including advancement of expenses, in such case or cases and to the extent set forth in a  resolution  or  resolutions adopted by the Board of  Directors.  No amendment of this Section shall have any effect on  indemnification  or  advancement  of  expenses  relating to any event arising prior to the date of such amendment.

         6.2 INSURANCE AND OTHER  FINANCIAL  ARRANGEMENTS  AGAINST  LIABILITY OF DIRECTORS,  OFFICERS,  EMPLOYEES, AND AGENTS. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may  hereafter be amended or  supplemented,  the  Corporation  may purchase and maintain insurance and make other financial  arrangements on behalf of any  person  who is or was a  director,  officer,  employee,  or agent of the Corporation,  or is or was  serving  at the  request  of  the  Corporation  as a director, officer, employee, or agent of another corporation, partnership, joint venture,  trust, or other  enterprise,  for any liability  asserted against such person and  liability  and expense  incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person's status as such,  whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

ARTICLE VII

ACQUISITION OF CONTROLLING INTEREST

         7.1 ACQUISITION OF CONTROLLING INTEREST.  The provisions of the General Corporation  Law of  Nevada  pertaining  to  the  acquisition  of a  controlling interest (currently set forth NRS 78.378 to 78.3793, inclusive), as the same now exists or may  hereafter  be  amended  or  supplemented,  shall not apply to the Corporation.

ARTICLE VIII

EXECUTION OF INSTRUMENTS; LOANS, CHECKS AND ENDORSEMENTS;

DEPOSITS; PROXIES

         8.1 EXECUTION OF INSTRUMENTS. The president or any vice president shall have the  power to  execute  and  deliver  on  behalf  of and in the name of the Corporation  any  instrument  requiring  the  signature  of an  officer  of  the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery  thereof shall be expressly  delegated by the Board of Directors to some other officer or agent of the  Corporation.  Unless  authorized to do so by these Bylaws or by the Board of Directors,  no officer, agent, or employee shall have any power or  authority to bind the  Corporation  in any way, to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

         8.2 LOANS. The Corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the  requirements  of the General Corporation Law of Nevada.

         No loans  shall be  contracted  on  behalf  of the  Corporation  and no evidence  of  indebtedness  shall be issued in its name unless  authorized  by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

         8.3 CHECKS AND  ENDORSEMENTS.  All checks,  drafts, or other orders for the payment of money, obligations, notes, or other evidences of  indebtedness, bills of lading, warehouse receipts, trade acceptances,   and  other  such instruments shall be  signed or endorsed by such  officers  or agents of the Corporation  as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

         8.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be  deposited  from time to time to the  Corporation's  credit in such  banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the  Corporation who shall have the power,  and the manner in which such power shall be exercised,  to make such deposits and to endorse,  assign, and deliver for collection and deposit checks, drafts,  and other orders for the payment of money payable to the Corporation or its order.

         8.5 PROXIES.  Unless  otherwise  provided by resolution  adopted by the Board of Directors,  the  president or any vice  president may from time to time appoint one or more agents or attorneys-in-fact of the Corporation,  in the name and on behalf of the Corpora tion, to cast the votes which the  Corporation  may be  entitled  to cast as the  holder of stock or other  securities  in any other corporation, association, or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association, or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation,  association, or other entity, and may instruct the person or persons  so  appointed  as to the manner of  casting  such votes or giving such consent,  and may  execute or cause to be  executed in the name and on behalf of the  Corporation  and under its corporate  seal, or otherwise,  all such written proxies or other instruments as he may deem necessary or proper in the premises.

         8.6  CONTRACTS.  The Board of Directors  may  authorize  any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the  Corporation,  and such authority may be general or confined to specific instances.

ARTICLE IX

MISCELLANEOUS

         9.1  WAIVERS OF NOTICE.  Whenever  notice is  required  by the  General Corporation Law of Nevada, by the Articles of Incorporation, or by these Bylaws, a waiver thereof in writing signed by the director, stockholder, or other person entitled to said notice,  whether before,  at, or after the time stated therein, or his  appearance at such meeting in person or (in the case of a  stockholders' meeting) by proxy, shall be equivalent to such notice.

         9.2 CORPORATE SEAL. The Board of Directors may adopt a seal circular in form and bearing the name of the  Corporation,  the state of its  incorporation, and the word  "Seal"  which,  when  adopted,  shall  constitute  the seal of the Corporation.  The  seal may be used by  causing  it or a  facsimile  of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

         9.3      FISCAL YEAR.  The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.

         9.4  AMENDMENT  OF BYLAWS.  The  provisions  of these Bylaws may at any time, and from time to time, be amended,  supplemented  or repealed by the Board of Directors.

         9.5 UNIFORMITY OF INTERPRETATION  AND SEVERABILITY.  These Bylaws shall be so interpreted  and construed as to conform to the Articles of  Incorporation and the laws of the State of Nevada  or of any other  state in which  conformity may become  necessary by reason of the  qualification  of the  Corporation to do business in such state, and where conflict between these Bylaws, the Articles of Incorporation  or the laws of such a state  has  arisen  or shall  arise,  these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity  shall require.  If any provision  hereof or the application  thereof shall be  deemed  to be  invalid  by  reason  of the  foregoing  sentence,  such invalidity  shall not affect  the  validity  of the  remainder  of these  Bylaws without the invalid provision or the application  thereof, and the provisions of these Bylaws are declared to be severable.

         9.6  EMERGENCY  BYLAWS.  Subject  to  repeal or change by action of the stockholders,  the Board of Directors may adopt  emergency  bylaws in accordance with and pursuant to the provisions of the laws of the State of Nevada.

SECRETARY'S CERTIFICATION

         The undersigned Secretary of Tiberon Resources Ltd. (the "Corporation") hereby  certifies  that the foregoing  Bylaws are the Bylaws of the  Corporation adopted by the Board of Directors as of the 10th day of April, 1998.

 By /s/LEROY HALTERMAN
Leroy Halterman
Secretary